EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Watsco, Inc. (“Watsco”) on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Albert H. Nahmad, as Chief Executive Officer of Watsco, Barry S. Logan, as Executive Vice President of Watsco and Ana M. Menendez, as Chief Financial Officer of Watsco, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Watsco.

/s/ Albert H. Nahmad
Albert H. Nahmad Chief Executive Officer February 26, 2021

/s/ Barry S. Logan
Barry S. Logan Executive Vice President February 26, 2021

/s/ Ana M. Menendez
Ana M. Menendez Chief Financial Officer February 26, 2021

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Watsco and will be retained by Watsco and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Watsco for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.